UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 26, 2007

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in its Charter)

MARYLAND	1-12504	95-4448705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401
(Address of principal executive office, including zip code)

Registrant’s telephone number, including area code (310) 394-6000

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01      OTHER EVENTS.

On November 26, 2007, MACWH, LP, a subsidiary of The Macerich Company, received notice in accordance with Section 8.7A of its 2005 Amended and Restated Agreement of Limited Partnership, that the Participating Limited Partners have elected to exercise the Participating Election Right, pursuant to which MACWH, LP is required to redeem approximately 3,426,609 of its convertible preferred units (common stock equivalent of approximately 2,856,000 shares) in exchange for an in-kind distribution of the interests in Rochester Malls, LLC and related interests.  Rochester Malls holds interests in Eastview Commons, Eastview Mall, Greece Ridge Center, Marketplace Mall and Pittsford Plaza. The closing of this redemption is anticipated to occur on or about January 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Macerich Company has duly caused this report to be signed by the undersigned, hereunto duly authorized, in the City of Santa Monica, State of California, on December 4, 2007.

THE MACERICH COMPANY

By: THOMAS E. O’HERN

/s/ Thomas E. O’Hern
Executive Vice President,
Chief Financial Officer
and Treasurer